Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-7 1896), Form S-3ASR (No. 333-130141) and Forms S-8 (No. 33-43006, No. 33-55065, No. 333-39735, No. 333-94329, No. 333-115905, No. 333-102602, No. 333-90764, and No. 333-97745) of Laboratory Corporation of America Holdings of our report dated February 26, 2007, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Greensboro, North Carolina
February 26, 2007